UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006 (December 20, 2006)

SAMSONITE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado	80239-3018
(Address of principal executive offices)	(Zip Code)

(303) 373-2000

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

On December 20, 2006, Samsonite Corporation (the “Company”) issued a press release announcing that it had extended the expiration date of its previously announced offers to purchase (the “Offers”) any and all of the $164,970,000 outstanding 8-7/8% Senior Subordinated Notes due 2011 (the “ Senior Subordinated Notes”) and Euro 100,000,000 outstanding Floating Rate Senior Notes due 2010 (the “Floating Rate Senior Notes”).  The Offers and the related consent solicitations are described in the Company’s Offers to Purchase and Consent Solicitation Statement, dated November 20, 2006.

As December 20, 2006, $164,710,000 in aggregate principal amount, or approximately 99.84% of the outstanding Senior Subordinated Notes, and €85,254,000 in aggregate principal amount, or approximately 85.25% of the outstanding Floating Rate Notes have been validly tendered.

As a result of the extension, the Offers will now expire at 9:00 a.m., New York City time, on December 21, 2006, unless further extended.

A copy of the press release  is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1

Press Release issued by Samsonite Corporation on December 20, 2006, announcing the extension of the tender offers for its 8-7/8% Senior Subordinated Notes due 2011 and Floating Rate Senior Notes due 2010.

Signatures

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation

By:	/s/ Richard H. Wiley
Name: Richard H. Wiley
Title: Chief Financial Officer, Treasurer and Secretary

Date: December 20, 2006